Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2018 RESULTS AND RAISES 2018 GUIDANCE

•	The Company raises its revenue, Adjusted EBITDA* and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2018.
RUTLAND, VERMONT (November 1, 2018) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended September 30, 2018.
Third Quarter and Year-To-Date Highlights:

•	Revenues were $172.8 million for the quarter, up $12.6 million, or 7.8%, from the same period in 2017.

•	Overall solid waste pricing for the quarter was up 4.8%, driven by strong collection pricing, up 5.7%, and robust landfill pricing, up 4.1%, from the same period in 2017.

•	Net income was $22.3 million for the quarter, an increase of $10.2 million, or 84.6%, from the same period in 2017.

•	Adjusted Net Income* was $13.4 million for the quarter, up $0.3 million from the same period in 2017.

•	Adjusted EBITDA was $42.4 million for the quarter, up $2.9 million, or 7.3%, from the same period in 2017.

•	Net cash provided by operating activities was $89.9 million year-to-date, up $10.8 million, or 13.7%, from the same period in 2017.

•	Normalized Free Cash Flow was $37.3 million year-to-date, up $2.9 million, or 8.5%, from the same period in 2017.

•
With the two acquisitions completed earlier today, the Company has acquired approximately $70 million of annualized revenues year-to-date, exceeding its $20 million to $40 million target range for 2018.

“We had another strong operational quarter, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving Normalized Free Cash Flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and efficiently allocating capital for strategic growth.”
“We continue to make substantial progress ramping up our strategic growth initiative, as we have acquired roughly $70 million of annualized revenues year-to-date, including the two acquisitions that we closed on earlier today," Casella said. "We are focused on acquiring well run businesses in strategic markets that will drive additional internalization to our landfills and operating synergies. We are also focused on more effectively optimizing waste placement around the northeast as the ever-tightening disposal market is creating additional opportunity to source new volumes at higher prices. We expect revenue growth of over 5.5% in 2019 including the roll-over impact of acquisitions already completed in 2018. Further, our acquisition pipeline remains robust, and we believe that there is additional opportunity to drive cash flow growth across our footprint through strategic growth.”
“On the operating side, outperformance in our solid waste, customer solutions and organics operations more than offset the significant commodity pricing headwinds in our recycling business,” Casella said. “Our disciplined solid waste pricing programs continue to drive significant value, with collection pricing up 5.7% and landfill pricing up 4.1% year-over-year in the third quarter. Solid waste volumes were down (1.0)% year-over-year in the third quarter, with (0.7)% of the decline resulting from a fire related business interruption at a transfer station, and the remainder associated with our disciplined pricing strategy that is focused on balancing volume growth with higher pricing.”
“Our team has done a great job over the last several years working to off-take risk across our business, including recycling commodity pricing risk,” Casella said. “As commodity prices stabilized in the third quarter, our trailing SRA fee and revenue share contracts, where applied, are now fully recovering lower commodity prices, albeit these programs are designed to recover costs and as a result have pressured margins. Despite this progress, operating income in the recycling line-of-business was down year-over-year, as we are still absorbing all of the commodity pricing risk on several legacy third-party processing contracts and our variable processing and transportation costs are up significantly due to the market changes. Looking forward to 2019, we expect recycling results to improve even if commodity prices stay at historically low levels as several third-party recycling processing contracts will reset over the next twelve months.”
For the quarter, revenues were $172.8 million, up $12.6 million, or 7.8%, from the same period in 2017, with revenue growth mainly driven by: robust collection and disposal pricing; higher organics and customer solutions volumes; and acquisition activity; partially offset by lower recycling commodity prices and volumes; and lower solid waste volumes due to the fire related business interruption at a transfer station and lower collection and transportation volumes.
Net income was $22.3 million for the quarter, or $0.50 per diluted common share for the quarter, an increase in net income of $10.2 million, as compared to net income of $12.1 million, or $0.28 per diluted common share for the same period in 2017. Adjusted Net Income was $13.4 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.30 for the quarter, as compared to Adjusted Net Income of $13.1 million, or Adjusted Diluted Earnings Per Common Share of $0.30 for the same period in 2017.
The third quarter included: our recovery of a $10.0 million Southbridge Landfill environmental insurance settlement, partially offset by $0.5 million of legal expenses associated with the Southbridge Landfill closure; and $0.6 million of expense from acquisition activities and other items. The same period in 2017 included a $0.8 million Southbridge Landfill closure charge.
Operating income was $28.9 million for the quarter, as compared to operating income of $18.3 million for the same period in 2017. Adjusted Operating Income* was $20.0 million for the quarter, up $0.9 million from the same period in 2017. Adjusted EBITDA was $42.4 million for the quarter, up $2.9 million from the same period in 2017, with growth mainly driven by improved performance in the Company's collection, disposal and customer solutions lines-of-business, partially offset by a decline in the recycling line-of-business.
For the nine months ended September 30, 2018, revenues were $485.9 million, up $37.8 million, or 8.4%, from the same period in 2017, with revenue growth mainly driven by: robust collection and disposal pricing; higher disposal volumes; and higher volumes in our organics and customer solutions lines-of-business; partially offset by lower commodity pricing and volumes.
Net income was $20.1 million year-to-date, or $0.46 per diluted common share year-to-date, an increase in net income of $61.9 million, as compared to net loss of $(41.8) million, or $(1.00) per diluted common share for the same period in 2017.
Operating income was $44.9 million year-to-date, as compared to operating loss of $(22.4) million for the same period in 2017. Adjusted Operating Income was $40.5 million year-to-date, down $(2.0) million from the same period in 2017. Adjusted EBITDA was $104.2 million year-to-date, up $5.4 million from the same period in 2017.
Net cash provided by operating activities was $89.9 million year-to-date, as compared to $79.1 million for the same period in 2017. Normalized Free Cash Flow was $37.3 million year-to-date, as compared to $34.4 million for the same period in 2017. Normalized Free Cash Flow for the current year-to-date period included the following adjustments: a $2.1 million contract settlement cash outlay related to the termination of a recycling brokerage contract; $(3.7) million of net cash proceeds related to the planned closure of the Southbridge Landfill; $0.7 million of cash outlays related to acquisition or other activities; and $3.6 million of capital expenditures related to acquisitions or the assumption of new customers from a distressed market participant.
Outlook
“Given the continued strength in our solid waste, organics, and customer solutions operations combined with our success advancing acquisition activity year-to-date, we have increased our revenue, Adjusted EBITDA and Normalized Free Cash Flow guidance ranges for the fiscal year ending December 31, 2018,” Casella said. “Recycling commodity prices stabilized early in the third quarter and began to modestly improve throughout the quarter. We have forecasted commodity prices to stay flat at the current low levels for the remainder of 2018.”
The estimated ranges are as follows:

•	Revenues between $642 million and $652 million (increased from a range of $630 million to $640 million);

•	Adjusted EBITDA between $137 million and $140 million (increased from a range of $135 million to $139 million); and

•	Normalized Free Cash Flow between $44 million and $47 million (increased from a range of $42 million to $46 million).
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2018 are described in the Reconciliation of 2018 Outlook Non-GAAP Measures section of this press release.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, November 2, 2018 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit the Company's website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 5491649) until 11:00 p.m. ET on November 9, 2018.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income are reconciled to net income (loss); Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for full year 2018, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have a material impact on the Company’s financial results; the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the North Country Landfill could result in unexpected material costs;

adverse weather conditions may negatively impact the Company’s revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company’s control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$172,832	$160,269	$485,936	$448,087
Operating expenses:
Cost of operations	114,118	103,897	331,527	300,961
General and administration	20,545	20,750	62,365	58,388
Depreciation and amortization	18,202	16,591	51,572	46,307
Expense from acquisition activities and other items	581	—	930	—
Southbridge Landfill closure (settlement) charge, net (1)	(9,498)	754	(7,740)	64,868
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
	143,948	141,992	441,065	470,524
Operating income (loss)	28,884	18,277	44,871	(22,437)
Other expense (income):
Interest expense, net	6,371	6,210	19,186	18,872
Loss on debt extinguishment	—	—	7,352	517
Other income	(166)	(164)	(597)	(567)
Other expense, net	6,205	6,046	25,941	18,822
Income (loss) before income taxes	22,679	12,231	18,930	(41,259)
Provision (benefit) for income taxes	377	151	(1,166)	561
Net income (loss)	$22,302	$12,080	$20,096	$(41,820)
Basic weighted average common shares outstanding	42,779	41,951	42,605	41,783
Basic earnings per common share	$0.52	$0.29	$0.47	$(1.00)
Diluted weighted average common shares outstanding	44,175	43,295	43,938	41,783
Diluted earnings per common share	$0.50	$0.28	$0.46	$(1.00)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,083	$1,995
Accounts receivable - trade, net of allowance for doubtful accounts	81,003	65,953
Other current assets	17,789	16,432
Total current assets	101,875	84,380
Property, plant and equipment, net of accumulated depreciation and amortization	387,246	361,547
Goodwill	151,029	122,605
Intangible assets, net of accumulated amortization	26,601	8,149
Restricted assets	1,229	1,220
Cost method investments	12,333	12,333
Deferred income taxes	10,024	11,567
Other non-current assets	12,511	13,148
Total assets	$702,848	$614,949
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,980	$4,926
Accounts payable	56,207	47,081
Other accrued liabilities	50,790	36,562
Total current liabilities	108,977	88,569
Long-term debt and capital leases, less current maturities	514,707	477,576
Other long-term liabilities	84,443	86,666
Total stockholders' deficit	(5,279)	(37,862)
Total liabilities and stockholders' deficit	$702,848	$614,949

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$20,096	$(41,820)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	51,572	46,307
Depletion of landfill operating lease obligations	7,827	6,834
Interest accretion on landfill and environmental remediation liabilities	4,291	3,205
Amortization of debt issuance costs and discount on long-term debt	1,875	2,005
Stock-based compensation	6,366	4,784
Gain on sale of property and equipment	(414)	(43)
Southbridge Landfill non-cash closure charge (1)	1,354	63,526
Southbridge Landfill insurance recovery for investing activities	(3,506)	—
Non-cash expense from acquisition activities and other items	211	—
Development project charge	311	—
Loss on debt extinguishment	7,352	517
Deferred income taxes	79	384
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(7,497)	(6,599)
Net cash provided by operating activities	89,917	79,100
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(58,176)	(3,563)
Additions to property, plant and equipment	(51,841)	(43,412)
Payments on landfill operating lease contracts	(5,006)	(3,731)
Proceeds from sale of property and equipment	609	657
Proceeds from Southbridge Landfill insurance recovery for investing activities	3,506	—
Proceeds from property insurance settlement	992	—
Net cash used in investing activities	(109,916)	(50,049)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	566,800	146,400
Principal payments on long-term debt	(540,611)	(175,244)
Payments of debt issuance costs	(5,573)	(1,451)
Proceeds from the exercise of share based awards	471	1,003
Net cash provided by (used in) financing activities	21,087	(29,292)
Net increase (decrease) in cash and cash equivalents	1,088	(241)
Cash and cash equivalents, beginning of period	1,995	2,544
Cash and cash equivalents, end of period	$3,083	$2,303
Supplemental Disclosure of Cash Flow Information:
Cash interest	$16,950	$19,417
Cash income taxes, net of refunds	$84	$248
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$4,342	$3,564
Contingent consideration from business combinations	$2,924	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure (Settlement) Charge, Net
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three and nine months ended September 30, 2018 and 2017, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Asset impairment charge (1)	$—	$—	$—	$47,999
Project development charge (2)	—	—	—	9,149
Environmental remediation charge (3)	—	—	—	6,379
Charlton settlement charge (4)	—	—	1,216	—
Legal and transaction costs (5)	502	754	1,044	1,341
Recovery on insurance settlement (6)	(10,000)	—	(10,000)	—
Southbridge Landfill closure (settlement) charge, net	$(9,498)	$754	$(7,740)	$64,868

(1)
We performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of our asset group that includes the Southbridge Landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of the Southbridge Landfill in accordance with FASB ASC 360.

(2)	We wrote-off deferred costs associated with Southbridge Landfill permitting activities no longer deemed viable.

(3)	We recorded an environmental remediation charge associated with the future installation of a municipal waterline.

(4)	We established a reserve associated with settlement of the Town of Charlton's claim against us.

(5)	We incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

(6)	We recorded a recovery on an environmental insurance settlement associated with the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$22,302	$12,080	$20,096	$(41,820)
Net income (loss) as a percentage of revenues	12.9%	7.5%	4.1%	(9.3)%
Provision (benefit) for income taxes	377	151	(1,166)	561
Other income	(166)	(164)	(597)	(567)
Loss on debt extinguishment	—	—	7,352	517
Interest expense, net	6,371	6,210	19,186	18,872
Expense from acquisition activities and other items	581	—	930	—
Southbridge Landfill closure (settlement) charge, net	(9,498)	754	(7,740)	64,868
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
Depreciation and amortization	18,202	16,591	51,572	46,307
Depletion of landfill operating lease obligations	2,834	2,661	7,827	6,834
Interest accretion on landfill and environmental remediation liabilities	1,429	1,266	4,291	3,205
Adjusted EBITDA	$42,432	$39,549	$104,162	$98,777
Adjusted EBITDA as a percentage of revenues	24.6%	24.7%	21.4%	22.0%
Depreciation and amortization	(18,202)	(16,591)	(51,572)	(46,307)
Depletion of landfill operating lease obligations	(2,834)	(2,661)	(7,827)	(6,834)
Interest accretion on landfill and environmental remediation liabilities	(1,429)	(1,266)	(4,291)	(3,205)
Adjusted Operating Income	$19,967	$19,031	$40,472	$42,431
Adjusted Operating Income as a percentage of revenues	11.6%	11.9%	8.3%	9.5%

Following is a reconciliation of Adjusted Net Income from Net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$22,302	$12,080	$20,096	$(41,820)
Loss on debt extinguishment	—	—	7,352	517
Development project charge	—	—	311	—
Contract settlement charge	—	—	2,100	—
Southbridge Landfill closure (settlement) charge, net	(9,498)	754	(7,740)	64,868
Expense from acquisition activities and other items	581	—	930	—
Tax effect (i)	(2)	228	(29)	546
Adjusted Net Income	$13,383	$13,062	$23,020	$24,111
Diluted weighted average common shares outstanding	44,175	43,295	43,938	41,783
Dilutive effect of options and other stock awards	—	—	—	1,251
Adjusted Diluted Weighted Average Common Shares Outstanding	44,175	43,295	43,938	43,034
Adjusted Diluted Earnings Per Common Share	$0.30	$0.30	$0.52	$0.56

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Diluted earnings per common share	$0.50	$0.28	$0.46	$(1.00)
Loss on debt extinguishment	—	—	0.17	0.01
Southbridge Landfill closure (settlement) charge, net	(0.21)	0.01	(0.19)	1.54
Contract settlement charge	—	—	0.05	—
Development project charge	—	—	0.01	—
Expense from acquisition activities and other items	0.01	—	0.02	—
Tax effect	—	0.01	—	0.01
Adjusted Diluted Earnings Per Common Share	$0.30	$0.30	$0.52	$0.56

Following is a reconciliation of Free Cash Flow* and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$41,838	$39,091	$89,917	$79,100
Capital expenditures	(16,349)	(18,864)	(51,841)	(43,412)
Payments on landfill operating lease contracts	(1,539)	(554)	(5,006)	(3,731)
Proceeds from sale of property and equipment	140	275	609	657
Proceeds from property insurance settlement	992	—	992	—
Free Cash Flow	$25,082	$19,948	$34,671	$32,614
Contract settlement costs (i)	—	—	2,100	—
Landfill closure, site improvement and remediation (ii)	(5,402)	995	(3,739)	1,583
Expense from acquisition activities and other items (iii)	551	—	689	—
Non-recurring capital expenditures (iv)	973	6	3,578	182
Normalized Free Cash Flow	$21,204	$20,949	$37,299	$34,379

(i)	Includes a contract settlement cash outlay associated with exiting a contract.

(ii)
Includes cash inflows and cash outlays associated with the Southbridge Landfill closure. This includes $6,494 of the $10,000 recovery of the environmental insurance settlement and excludes $3,506 pertaining to the recovery of cash flows from investing activities.

(iii)	Includes cash outlays associated with acquisition activities.

(iv)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and capital leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended September 30, 2018	Covenant Requirement at September 30, 2018
Consolidated Net Leverage Ratio (i)	3.54	4.75

(i)
Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $527,128 as of September 30, 2018, or $528,211 of consolidated long-term debt and capital leases, less $1,083 of cash and cash equivalents in excess of $2,000 as of September 30, 2018), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of September 30, 2018. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended September 30, 2018
Net cash provided by operating activities	$118,355
Changes in assets and liabilities, net of effects of acquisitions and divestitures	5,482
Gain on sale of property and equipment	322
Non-cash expense from acquisition activities and other items	(211)
Developmental project charge	(311)
Loss on debt extinguishment	(7,352)
Southbridge Landfill non-cash closure (settlement) charge, net	(1,354)
Southbridge Landfill insurance recovery for investing activities	3,506
Stock based compensation	(8,014)
Interest expense, less amortization of debt issuance costs and discount on long-term debt	22,893
Provision for income taxes, net of deferred taxes	(1,150)
Adjustments as allowed by the credit agreement	16,916
Consolidated EBITDA	$149,082

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2018 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net income	$26,000 - $29,000
Benefit for income taxes	(800)
Other income	(600)
Loss on derivative instruments	7,352
Interest expense, net	26,000
Expense from acquisition activities and other items	930
Southbridge Landfill closure (settlement) charge, net	(7,740)
Contract settlement charge	2,100
Development project charge	311
Depreciation and amortization	67,000
Depletion of landfill operating lease obligations	10,947
Interest accretion on landfill and environmental remediation liabilities	5,500
Adjusted EBITDA	$137,000 - $140,000

Following is a reconciliation of the Company's anticipated Free Cash Flow and Normalized Free Cash Flow from anticipated Net cash provided by operating activities for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net cash provided by operating activities	$121,500 - $124,500
Capital expenditures	(75,000)
Payments on landfill operating lease contracts	(7,500)
Proceeds from property insurance settlement	992
Proceeds from sale of property and equipment	708
Free Cash Flow	$40,700 - $43,700
Contract settlement costs (i)	2,100
Landfill closure, site improvement and remediation (ii)	(6,800)
Expense from acquisition activities and other items (iii)	1,000
Non-recurring capital expenditures (iv)	7,000
Normalized Free Cash Flow	$44,000 - $47,000

(i)	Includes a contract settlement cash outlay associated with exiting a contract.

(ii)	Includes cash inflows and cash outlays associated with the Southbridge Landfill closure.

(iii)	Includes cash outlays associated with acquisition activities.

(iv)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.et participant.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and nine months ended September 30, 2018 and 2017 are as follows:

	Three Months Ended September 30,
	2018	% of Total Revenue	2017	% of Total Revenue
Collection	$79,611	46.1%	$70,040	43.7%
Disposal	48,737	28.2%	44,881	28.0%
Power generation	920	0.5%	1,215	0.8%
Processing	2,079	1.2%	2,499	1.5%
Solid waste operations	131,347	76.0%	118,635	74.0%
Organics	13,413	7.8%	9,662	6.1%
Customer solutions	17,195	9.9%	15,612	9.7%
Recycling	10,877	6.3%	16,360	10.2%
Total revenues	$172,832	100.0%	$160,269	100.0%

	Nine Months Ended September 30,
	2018	% of Total Revenue	2017	% of Total Revenue
Collection	$220,650	45.4%	$196,185	43.8%
Disposal	136,217	28.0%	118,334	26.4%
Power generation	4,014	0.8%	4,121	0.9%
Processing	5,847	1.3%	6,296	1.4%
Solid waste operations	366,728	75.5%	324,936	72.5%
Organics	40,259	8.3%	29,881	6.7%
Customer solutions	48,315	9.9%	44,064	9.8%
Recycling	30,634	6.3%	49,206	11.0%
Total revenues	$485,936	100.0%	$448,087	100.0%

Components of revenue growth for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$4,026	5.7%	3.4%	2.5%
Disposal	1,621	3.6%	1.4%	1.0%
Solid Waste Price	5,647		4.8%	3.5%
Collection	(293)		(0.2)%	(0.2)%
Disposal	(18)		—%	—%
Disposal - Interruption	(791)		(0.7)%	(0.5)%
Processing	(121)		(0.1)%	(0.1)%
Solid Waste Volume	(1,223)		(1.0)%	(0.8)%
Fuel surcharge and other fees	2,431		2.0%	1.6%
Commodity price and volume	(594)		(0.5)%	(0.4)%
Acquisitions, net divestitures	6,451		5.4%	4.0%
Total Solid Waste	12,712		10.7%	7.9%
Organics	3,751			2.3%
Customer Solutions	1,583			1.0%
Recycling Operations:			% of Recycling Operations
Price	(3,167)		(19.4)%	(2.0)%
Volume	(2,316)		(14.1)%	(1.4)%
Total Recycling	(5,483)		(33.5)%	(3.4)%
Total Company	$12,563			7.8%
Solid waste internalization rates by region for the three and nine months ended September 30, 2018 and 2017 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Eastern region	54.3%	62.0%	51.9%	55.6%
Western region	70.8%	75.9%	73.4%	72.8%
Solid waste internalization	61.6%	68.5%	61.5%	63.6%

Components of capital expenditures (i) for the three and nine months ended September 30, 2018 and 2017 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Growth Capital Expenditures	$919	$696	$1,879	$2,651
Non-Recurring Capital Expenditures	973	6	3,578	182
Replacement Capital Expenditures:
Landfill development	8,115	14,071	21,340	26,161
Vehicles, machinery, equipment and containers	5,150	2,913	21,837	11,254
Facilities	952	543	2,208	1,708
Other	240	635	999	1,456
Replacement Capital Expenditures	14,457	18,162	46,384	40,579
Capital Expenditures	$16,349	$18,864	$51,841	$43,412

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.